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                                                                     Exhibit 5.3


                   [ RICHARDS, LAYTON & FINGER, PA LETTERHEAD ]



                                  June 19, 1998


Aetna Capital Trust I
Aetna Capital Trust II
Aetna Capital Trust III
Aetna Capital Trust IV
c/o Aetna, Inc.
151 Farmington Avenue
Hartford, Connecticut  06156

            Re: Aetna Capital Trust I, Aetna Capital Trust II, Aetna Capital Trust III and Aetna Capital Trust IV

Ladies and Gentlemen:


            We have acted as special Delaware counsel for Aetna Services, Inc., a Connecticut corporation (the "Company"), Aetna Inc., a Connecticut corporation ("Aetna"), Aetna Capital Trust I, a Delaware business trust ("Trust I"), Aetna Capital Trust II, a Delaware business trust ("Trust II"), Aetna Capital Trust III, a Delaware business trust ("Trust III"), and Aetna Capital Trust IV, a Delaware business trust ("Trust IV")(Trust I, Trust II, Trust III and Trust IV are hereinafter collectively referred to as the "Trusts") in connection with the matters set forth herein. At your request, this opinion is being furnished to you.


            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

            (a) The Certificate of Trust of Trust I, dated May 7, 1998, as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 7, 1998;

            (b) The Certificate of Trust of Trust II, dated May 7, 1998, as filed with the office of the Secretary of State on May 7, 1998;

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Aetna Capital Trust I
Aetna Capital Trust II
Aetna Capital Trust III
Aetna Capital Trust IV
June 19, 1998
Page 2


            (c) The Certificate of Trust of Trust III, dated May 7, 1998, as filed with the office of the Secretary of State on May 7, 1998;

            (d) The Certificate of Trust of Trust IV, dated May 7, 1998, as filed with the office of the Secretary of State on May 7, 1998;

            (e) The Declaration of Trust of Trust I, dated as of May 7, 1998, among the Company, Aetna and the trustees of Trust I named therein;

            (f) The Declaration of Trust of Trust II, dated as of May 7, 1998, among the Company, Aetna and the trustees of Trust II named therein;

            (g) The Declaration of Trust of Trust III, dated as of May 7, 1998, among the Company, Aetna and the trustees of Trust III named therein;

            (h) The Declaration of Trust of Trust IV, dated as of May 7, 1998, among the Company, Aetna and the trustees of Trust IV named therein;


            (i) Amendment No. 1 to the Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus with respect to the Trusts (the "Prospectus"), relating to the Preferred Securities of each of the Trusts representing preferred undivided beneficial interests in the assets of such Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), filed by the Company, Aetna and the Trusts with the Securities and Exchange Commission on or about June 19, 1998;


            (j) A form of Amended and Restated Declaration of Trust of each of the Trusts, to be entered into between the Company, Aetna, the trustees of the applicable Trust named therein, and the holders, from time to time, of the undivided beneficial interests in the assets of such Trust (including the exhibits thereto) (the "Declaration"), attached as an exhibit to the Registration Statement; and


            (k) A Certificate of Good Standing for each of the Trusts, dated June 19, 1998, obtained from the Secretary of State.


            Initially capitalized terms used herein and not otherwise defined are used as defined in the Declarations.

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Aetna Capital Trust I
Aetna Capital Trust II
Aetna Capital Trust III
Aetna Capital Trust IV
June 19, 1998
Page 3


            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that each Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that each Declaration and each Certificate of Trust are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents,
(v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the applicable Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the applicable Declaration and the Registration Statement, and (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the applicable Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating

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Aetna Capital Trust I
Aetna Capital Trust II
Aetna Capital Trust III
Aetna Capital Trust IV
June 19, 1998
Page 4


thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. Each of the Trusts has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

            2. The Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of such Trust.

            3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the applicable Declaration.


            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Validity of the Securities" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.


                                Very truly yours,

CDK

                                /s/ Richards, Layton & Finger, PA